Calculation of Filing Fee Tables
S-8
Neutron Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant"s 2017 Stock Incentive Plan (as amended, the "2017 Plan")	Other	3,058,624	$ 9.3017	$ 28,450,402.86	0.0001381	$ 3,929.00
2	Equity	Common stock issuable upon vesting and settlement of outstanding restricted stock units under the 2017 Plan	Other	1,506,587	$ 24.53	$ 36,956,579.11	0.0001381	$ 5,103.70
Total Offering Amounts:						$ 65,406,981.97		$ 9,032.70
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,032.70
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.0001 per share ("common stock"), of Neutron Holdings, Inc. (the "Registrant"), that become issuable under the above-named plan, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of common stock. (b) Represents shares of common stock issuable upon the exercise of outstanding stock options under the 2017 Plan as of the date of this Registrant Statement. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $9.3107 per share, which is the weighted-average exercise price of the outstanding stock options under the 2017 Plan as of the date of this Registrant Statement.

[2]	See note 1(a). (a) Represents shares of common stock issuable upon the vesting and settlement of outstanding restricted stock unit awards under the 2017 Plan as of the date of this Registrant Statement. (b) Pursuant to Rules 457(c) and 457(h) of the Securities Act, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price is based on the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on July 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources